Exhibit 99.1

Conference Call and Webcast Today, November 3, 2020 at 11:00 a.m. ET 334/323-0501, conference ID 2300784 or www.bbgi.com Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP 2020 THIRD QUARTER NET REVENUE RISES 63.4% FROM SECOND QUARTER LEVELS TO $49.6 MILLION WITH STATION OPERATING INCOME OF $8.1 MILLION

NAPLES, Florida, November 3, 2020 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three- and nine-month periods ended September 30, 2020.

The results presented herein reflect actual results including the operations of WDMK-FM in Detroit since its acquisition in August 2019.

Summary of Third Quarter and Year-to-Date Results

In millions, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenue	$49.6	$66.1	$137.7	$189.5
Operating income (loss) [1]	0.8	9.4	(23.9)	26.9
Net income (loss) [1]	(2.7)	3.0	(29.8)	8.7
Net income (loss) per diluted share [1]	($0.08)	$0.11	($1.02)	$0.31
Station operating income (SOI - non-GAAP)	$8.1	$16.7	$3.8	$44.8

[1]

Operating income (loss), net income (loss) and net income (loss) per diluted share reflect a $6.8 million non-cash impairment charge and a $2.8 million loss on the modification of long-term debt in the nine months ended September 30, 2020 and a $3.5 million gain on dispositions in the nine months ended September 30, 2019.

Net revenue during the three months ended September 30, 2020 primarily reflects a year-over-year decrease in commercial advertising revenue due to the impact of the COVID-19 pandemic, partially offset by growth in digital, esports and political revenue and contributions from the August 2019 acquisition of WDMK-FM.

-more-

Beasley Broadcast Group, 11/3/20	page 2

Beasley reported operating income of $0.8 million in the third quarter of 2020 compared to operating income of $9.4 million in the third quarter of 2019, largely reflecting the year-over-year decrease in Station Operating Income (SOI, a non-GAAP financial measure) and higher depreciation and amortization, partially offset by lower corporate expenses.

Beasley reported a net loss of $2.7 million, or $0.08 per diluted share, in the three months ended September 30, 2020, compared to net income of $3.0 million, or $0.11 per diluted share, in the three months ended September 30, 2019. The year-over-year decrease was primarily due to the aforementioned decline in net revenue related to the COVID-19 pandemic.

SOI decreased to $8.1 million in the third quarter of 2020 compared to $16.7 million in the third quarter of 2019. The year-over-year decrease is primarily attributable to the adverse impact of the COVID-19 pandemic on commercial advertising revenues.

Please refer to the “Calculation of SOI” and “Reconciliation of Net Income (Loss) to SOI” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “The strong recovery of our business continued in the third quarter of 2020. It is clear that the immediate actions we took to address the pandemic, including reducing station operating expenses, headcount reductions, furloughs, and negotiated discounts with landlords, service providers and partners have contributed to Beasley’s ability to rebound quickly. This focus, combined with the resumption of advertising in key categories, the experience of our teams who have managed through previous economic challenges, the quality of our content, and the role we play in the communities we serve, have all contributed to our ability to turn the corner as evidenced by the positive SOI recorded in the 2020 third quarter.

“Throughout the third quarter our sales teams drove monthly sequential revenue improvements with July up 8% over June, August up 24% over July and September rising 22% over August. Total net revenue for October increased in the low- to mid-single digits, and November revenue is currently pacing down in the low teens.

“In addition to the resumption of advertising in key categories and the benefit of the political cycle, Beasley generated continued positive results from its digital and esports investments, which have been less impacted by the pandemic. Third quarter digital revenue rose 1.8% year-over-year to $5.0 million and our new esports operations generated approximately $500,000 of revenue during the period. Digital revenue accounted for approximately 10.1% of total third quarter revenue, compared to 7.4% of total revenue in the prior year period.

“Reflecting our initiatives to address the pandemic, including reducing operating expenses and corporate overhead and realigning our company-wide cost structure, Beasley’s third quarter total operating expenses declined by 15.9% and the company expects to reduce its operating expenses through year-end by more than $32 million compared to our 2020 operating budget. We anticipate that a meaningful portion of the operating expense reductions realized since the onset of the pandemic will be recurring, as we continue to make fundamental changes to improve processes and efficiencies across the organization.

Beasley Broadcast Group, 11/3/20	page 3

“While the last several months have presented unprecedented challenges for ad-reliant businesses, I am extremely proud of the way our corporate and station level leaders and valued team members rose to the occasion and worked tirelessly to enable Beasley to return to positive cash flow in the third quarter. Looking ahead to the fourth quarter and 2021, we intend to continue our focus on growing our cash flow and maintaining a strong balance sheet with liquidity at current or higher levels. Growing ratings, diversifying revenue and delivering exceptional content and services to our listeners, advertisers, online users and esports fans will remain our focus. And we believe the tremendous resilience of our team and steps we’ve taken to strengthen our financial position and achieve ongoing operational efficiencies have helped ensure that Beasley Broadcast Group remains well-positioned for near- and long-term success.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, November 3, 2020, at 11:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 334-323-0501, conference ID 2300784 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 10:00 a.m. ET on November 3, 2020. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 59th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley who remains the Company’s Chairman of the Board. Beasley Broadcast Group owns and operates 64 stations (47 FM and 17 AM) in 15 large- and mid-size markets in the United States. Approximately 19 million consumers listen to Beasley radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. Beasley recently acquired a majority interest in the Overwatch League’s Houston Outlaws esports team and owns BeasleyXP, a national esports content hub. For more information, please visit www.bbgi.com.

Definitions

Station Operating Income (Loss) (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Free Cash Flow (FCF) consists of SOI less corporate expenses, interest expense, current income tax expense and capital expenditures plus stock-based compensation expense, net proceeds from dispositions, amortization of debt issuance costs and interest income.

SOI and FCF are measures widely used in the radio broadcast industry. The Company recognizes that because SOI and FCF are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI and FCF provide meaningful information to investors because they are important measures of how effectively we operate our business (i.e., operate radio stations) and assist investors in comparing our operating performance with that of other radio companies.

Beasley Broadcast Group, 11/3/20	page 4

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “looking ahead,” “look forward,” “intends,” “believe,” “hope,” “plan,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; shareholder value; revenues; and growth. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•

the effects of the COVID-19 pandemic, including its potential effects on the economic environment and our results of operations, liquidity and financial condition, and the increased risk of impairments of our FCC licenses and/or goodwill, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic;

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	our ability to develop compelling and differentiated digital content, products and services;

•	audience acceptance of our content, particularly our radio programs;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

•	credit risk on our accounts receivable;

•	the risk that our FCC licenses and/or goodwill could become impaired;

•

our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends, including restrictions on the ability to pay dividends in the near term as a result of the amendment to our credit agreement;

•	the potential effects of hurricanes on our corporate offices and radio stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;

•	disruptions or security breaches of our information technology infrastructure;

•	the loss of key personnel;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company; and

•	other economic, business, competitive, and regulatory factors affecting our business, including those set forth in our filings with the SEC.

Beasley Broadcast Group, 11/3/20	page 5

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of November 3, 2020, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 11/3/20	page 6

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenue	$49,649,659	$66,114,701	$137,683,217	$189,461,003

Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	41,589,490	49,443,632	133,868,282	144,654,507
Corporate expenses (including stock-based compensation)	3,712,816	5,326,660	11,950,672	15,712,635
Transaction expenses	—	65,423	—	361,935
Other operating expenses	600,000	—	600,000	—
Depreciation and amortization	2,912,681	1,867,234	8,375,227	5,378,708
Gain on dispositions	—	—	—	(3,545,755)
Impairment losses	—	—	6,804,412	—

Total operating expenses	48,814,987	56,702,949	161,598,593	162,562,030
Operating income (loss)	834,672	9,411,752	(23,915,376)	26,898,973
Non-operating income (expense):
Interest expense	(4,544,235)	(4,406,162)	(12,580,706)	(13,544,083)
Loss on modification of long-term debt	—	—	(2,798,789)	—
Other income (expense), net	(42,156)	(86,333)	55,960	(280,722)

Income (loss) before income taxes	(3,751,719)	4,919,257	(39,238,911)	13,074,168
Income tax expense (benefit)	(1,031,166)	1,733,980	(9,490,892)	4,266,627

Income (loss) before equity in earnings of unconsolidated affiliates	(2,720,553)	3,185,277	(29,748,019)	8,807,541
Equity in earnings of unconsolidated affiliates, net of tax	(4,221)	(141,378)	(90,715)	(141,378)

Net income (loss)	(2,724,774)	3,043,899	(29,838,734)	8,666,163
Earnings attributable to noncontrolling interest	339,376	—	881,814	—

Net income (loss) attributable to BBGI stockholders	$(2,385,398)	$3,043,899	$(28,956,920)	$8,666,163

Basic and diluted net income (loss) per share	$(0.08)	$0.11	$(1.02)	$0.31

Basic common shares outstanding	29,154,148	27,781,412	28,362,512	27,706,759

Diluted common shares outstanding	29,154,148	27,882,474	28,362,512	27,828,316

Selected Balance Sheet Data - Unaudited

(in thousands)

	September 30, 2020	December 31, 2019
Cash and cash equivalents	$15,492	$18,648
Working capital	20,388	26,466
Total assets	735,936	760,060
Long term debt, net of current portion and unamortized debt issuance costs	257,372	248,712
Stockholders’ equity	$257,502	$284,539

Selected Statement of Cash Flows Data – Unaudited

	Nine Months Ended September 30,
	2020	2019
Net cash provided by operating activities	$800,567	$23,313,498
Net cash used in investing activities	(7,996,619)	(21,611,242)
Net cash provided by (used in) financing activities	4,040,306	(3,237,333)

Net decrease in cash and cash equivalents	$(3,155,746)	$(1,535,077)

Beasley Broadcast Group, 11/3/20	page 7

Calculation of SOI – Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenue	$49,649,659	$66,114,701	$137,683,217	$189,461,003
Station operating expenses	(41,589,490)	(49,443,632)	(133,868,282)	(144,654,507)

SOI	$8,060,169	$16,671,069	$3,814,935	$44,806,496

Reconciliation of Net Income (Loss) to SOI - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$(2,385,398)	$3,043,899	$(28,956,920)	$8,666,163
Corporate expenses	3,712,816	5,326,660	11,950,672	15,712,635
Transaction expenses	—	65,423	—	361,935
Other operating expenses	600,000	—	600,000	—
Depreciation and amortization	2,912,681	1,867,234	8,375,227	5,378,708
Gain on dispositions	—	—	—	(3,545,755)
Impairment losses	—	—	6,804,412	—
Interest expense	4,544,235	4,406,162	12,580,706	13,544,083
Loss on modification of long-term debt	—	—	2,798,789	—
Other income (expense), net	42,156	86,333	(55,960)	280,722
Income tax expense (benefit)	(1,031,166)	1,733,980	(9,490,892)	4,266,627
Equity in earnings of unconsolidated affiliates	4,221	141,378	90,715	141,378
Earnings attributable to noncontrolling interest	(339,376)	—	(881,814)	—

SOI	$8,060,169	$16,671,069	$3,814,935	$44,806,496

Reconciliation of Net Revenue to Free Cash Flow - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenue	$49,649,659	$66,114,701	$137,683,217	$189,461,003
Operating expenses	(41,589,490)	(49,443,632)	(133,868,282)	(144,654,507)
Corporate expenses	(3,712,816)	(5,326,660)	(11,950,672)	(15,712,635)
Stock-based compensation expense	228,968	602,508	694,671	1,734,698
Interest expense	(4,544,235)	(4,406,162)	(12,580,706)	(13,544,083)
Amortization of debt issuance costs	473,668	483,983	1,441,634	1,451,949
Interest income	2,435	19,517	27,739	93,697
Current income tax expense	—	(1,179,217)	—	(2,672,341)
Capital expenditures	(1,041,489)	(2,231,838)	(6,996,619)	(6,901,243)

FCF	$(533,300)	$4,633,200	$(25,549,018)	$9,256,538

# # #